Exhibit 1.1

BOSTON PROPERTIES, INC.

(a Delaware corporation)

5,700,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: February 26, 2004

BOSTON PROPERTIES, INC.

(a Delaware corporation)

5,700,000 Shares of Common Stock

(Par Value $ .01 Per Share)

UNDERWRITING AGREEMENT

February 26, 2004

CITIGROUP GLOBAL MARKETS INC.

MORGAN STANLEY & CO. INCORPORATED

c/o Citigroup Global Markets Inc.

388 Greenwich Street, 32nd Floor

New York, NY 10013

Ladies and Gentlemen:

Boston Properties, Inc., a Delaware corporation (the “Company”), and Boston Properties Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), each confirms its agreement with you (collectively, the “Underwriters”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock, par value $.01 per share, of the Company (“Common Stock”) set forth in Schedule A hereto. The aforesaid 5,700,000 shares of Common Stock to be purchased by the Underwriters are referred to herein as the “Securities.”

The Company and the Operating Partnership each understand that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-69375) covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including a related prospectus, which has become effective. The registration statement as amended at the time it became effective, or, if a post-effective amendment has been filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the 1933 Act), is hereinafter referred to as the “Registration Statement”; the prospectus as supplemented by the prospectus supplement relating to the sale of the Securities by the Underwriters in the form first used to confirm sales of Securities is hereinafter referred to as the “Prospectus.” Any reference in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein), and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder that are deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company and the Operating Partnership each severally represents and warrants to the Underwriters as of the date hereof, and as of each Closing Time referred to in Section 2(b) hereof, and agrees with the Underwriters, as follows:

(i) Compliance with Registration Requirements. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at any Closing Time, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at any Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters through Citigroup Capital Markets Inc. (“Citigroup”) expressly for use in the Registration Statement or the Prospectus.

Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T, the 1933 Act or the 1993 Act Regulations.

(ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iii) Financial Statements. The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company at the dates indicated, and the consolidated statements of operations, shareholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. Other than the historical financial statements (and schedules) included or incorporated by reference in the Registration Statement and Prospectus, no other historical financial statements (or schedules) are required by the 1933 Act or the 1933 Act Regulations to be included or incorporated by reference therein.

(iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or in documents incorporated by reference therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries (as hereinafter defined) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) no material casualty loss or material condemnation or other material adverse event with respect to any of the Properties (as defined below) has occurred, and (C) there have been no transactions entered into by the Company, the Operating Partnership or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and the Subsidiaries considered as one enterprise.

(v) Organization and Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vi) Organization and Good Standing of Subsidiaries. Each of the subsidiaries of the Company set forth on Schedule C hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”), has been duly organized and is validly existing as a general or limited partnership, limited liability company or corporation, as the case may be, in good standing (in the case of corporations and limited partnerships) under the laws of the jurisdiction of its organization, has partnership or corporate power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Subsidiaries collectively own not less than 90% of the consolidated assets of the Company and its subsidiaries as of December 31, 2003. All of the issued and outstanding capital stock of each of the Subsidiaries that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable, and all of the partnership interests in each Subsidiary that is a partnership are validly issued and fully paid. Except as otherwise disclosed in Schedule D hereto or in the Registration Statement, all such shares and interests, as the case may be, are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or partnership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(vii) Capitalization. Except to the extent that capital stock may be issued as permitted pursuant to Section 3(j) hereof between the date of this Agreement and the Closing Time, the authorized capital stock of the Company is, and the issued and outstanding capital stock of the Company, as of the Closing Time, will be, as set forth in Schedule B annexed hereto, which Schedule B has been prepared from the books and records of the Company. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(ix) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein will be, as of the Closing Time with respect thereto, validly issued, fully paid and non-assessable; the Common Stock conforms, in all material respects, to all statements relating thereto contained in the Prospectus or in documents incorporated therein by reference and such description conforms, in all material respects, to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company; the Company has duly reserved a sufficient number of shares of Common Stock for issuance upon exchange of outstanding units of limited partnership of the Operating Partnership (“OP Units”) in accordance with the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership as amended to date (“Operating Partnership Agreement”).

(x) Authorization and Description of OP Units. The issued and outstanding OP Units have been duly authorized and validly issued and are fully paid. OP Units issued and sold in connection with the acquisition of properties currently under contract to be acquired have been and will be offered, issued and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws).

(xi) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter or bylaws or similar organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their obligations under this Agreement have been duly authorized by all necessary corporate or partnership action, as the case may be, and (except as contemplated by the Prospectus) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the commercial real estate properties owned by the Company as of the date of this Agreement (the “Properties”) or any other property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments or violations of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (except for such conflicts, breaches or defaults or liens, charges, encumbrances or violations that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any Subsidiary. As used herein, the term “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(xii) Absence of Labor Dispute. No material labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent.

(xiii) Absence of Proceedings. There is no action, suit or proceeding before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected, if determined adversely to the Company or any Subsidiary, to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the Properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the parties of their obligations hereunder.

(xiv) Qualification as a REIT. Commencing with the taxable year ended December 31, 1997 and through the date hereof, the Company is organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its method of operation has enabled and will enable it to meet the requirements for taxation as a REIT under the Code.

(xv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto or to documents incorporated by reference therein which have not been so described and filed as required.

(xvi) New York Stock Exchange Listing. The Company’s Common Stock is listed on the New York Stock Exchange (“NYSE”). Application has been, or will be, made to list the Securities on the NYSE, and as of the Closing Time with respect thereto the Securities shall have been approved for listing on the NYSE, subject to official notice of issuance.

(xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company and the Operating Partnership of their obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

(xviii) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xix) The Properties. (a) The Operating Partnership and the Subsidiaries have either good and marketable title in fee simple or good and marketable leasehold title, as applicable, to all of the Properties and good and marketable title to all other real properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Prospectus or in documents incorporated by reference therein or (ii) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; (b) all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances on or affecting the properties and assets of the Company or any of the Subsidiaries that are required to be disclosed in the Prospectus are disclosed therein or in documents incorporated by reference therein; (c) neither the Company nor the Operating Partnership knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Properties or any part thereof which would have a Material Adverse Effect; (d) each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not result in a Material Adverse Effect and will not result in a forfeiture or reversion of title; (e) none of the Company nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Company nor any Subsidiary knows of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect; and (f) no lessee of any portion of any of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any of such leases, except such defaults that would not have a Material Adverse Effect.

(xx) Insurance. The Company and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they will be engaged; and neither the Company nor any of the Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business assuming that such coverage continues to be available on commercially reasonable terms at the time.

(xxi) Taxes. The Company and each of the Subsidiaries has filed all material foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus.

(xxii) Mortgages and Deeds of Trust. Except as set forth in the Registration Statement and the Prospectus and for the convertible mortgage on 599 Lexington Avenue, the mortgages and deeds of trust encumbering the properties and assets described in the Prospectus are not convertible and neither the Company, any of its Subsidiaries, nor any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or any of its Subsidiaries.

(xxiii) Investment Company Act. The Company and the Operating Partnership are not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxiv) Environmental Laws. Except as otherwise disclosed in the Prospectus or in the Environmental Site Assessments and Asbestos Survey Reports previously made available to Citigroup or to counsel for the Underwriters (the “Environmental Reports”), or except as would not, singly or in the aggregate, have a Material Adverse Effect, (i) to the best knowledge of the Company, the Company and its Subsidiaries have been and are in compliance with applicable Environmental Statutes; (ii) to the best knowledge of the Company, neither the Company, any of the Subsidiaries, nor any other owners of the property at any time or any other party has at any time released (as such term is defined in Section 101(22) of CERCLA (as hereinafter defined)) or otherwise disposed of Hazardous Materials (as hereinafter defined) on, to or from the Properties; (iii) the Company does not intend to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Statutes (as hereinafter defined); (iv) neither the Company nor any of the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited, to groundwater and surface water) on, beneath or adjacent to the Properties or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (v) neither the Company nor any of the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Statute with respect to the Properties or the assets described in the Prospectus or arising out of the conduct of the Company or its Subsidiaries; (vi) neither the Properties nor any other land owned by the Company or any of the Subsidiaries is included or, to the best of the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined).

As used herein, “Hazardous Material” shall include, without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (including environmental statues not specifically defined herein) (individually, an “Environmental Statute” and collectively “Environmental Statutes”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a “Governmental Authority”).

(xxv) Registration Rights. Except as described in the Registration Statement, there are no registration rights or other similar rights to have any securities registered pursuant to the Registration Statement. Except as described in the Registration Statement or as set forth in Schedule E hereto, there are no registration rights or other similar rights to have any securities otherwise registered by the Company under the 1933 Act.

(xxvi) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to Citigroup or to counsel for the Underwriters shall be deemed a representation and warranty solely by the Company to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to the Underwriters; Closing.

(a) Sale of Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price of $51.13 per share, the number of Securities set forth opposite the name of such Underwriter in Schedule A hereto.

(b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, or at such other place as shall be agreed upon by Citigroup and the Company at 9:00 A.M. (Eastern time) on March 2, 2004, or such other time not later than five business days after such date as shall be determined in the sole discretion of Citigroup. Such time and date for delivery of the Securities is herein called the “Closing Time”.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to Citigroup of certificates for the Securities to be purchased by them.

(c) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as Citigroup may request in writing at least two full business days before the Closing Time relating thereto. The certificates for the Securities will be made available for examination and packaging by Citigroup in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time relating thereto.

SECTION 3. Covenants of the Company. Each of the Company and the Operating Partnership covenants with the Underwriters as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A under the 1933 Act or Rule 434 under the 1933 Act, as applicable, and will notify the Underwriters promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the 1933 Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) under the 1933 Act was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give Citigroup notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the 1933 Act), any term sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Citigroup or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or, upon request, will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

(d) Delivery of Prospectus. The Company will furnish to the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to each of the Underwriters such number of copies of such amendment or supplement as such Underwriter may reasonably request.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify, if necessary, the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect for a period of not more than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not more than one year from the effective date of the Registration Statement.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.

(i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

(j) Restriction on Sale of Securities. During a period of 60 days from the date of this Agreement, the Company and the Operating Partnership will not, without the prior written consent of Citigroup, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or OP Units or any securities convertible into or exercisable or exchangeable for Common Stock or OP Units, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock or OP Units issued or options to purchase Common Stock or OP Units granted under the current employee benefit plans of the Company referred to in the Prospectus, or any employee benefit plans of the Company which have been approved by the requisite vote of the stockholders of the Company at a duly called meeting of stockholders or any employee benefit plans of the Company in which all non-officer full-time employees of the Company are eligible to participate on substantially similar terms, (C) any shares of Common Stock purchased or sold under the current dividend reinvestment and stock purchase plan of the Company, (D) the issuance by the Company of shares of Common Stock in exchange for outstanding partnership units of the Operating Partnership in accordance with terms of the partnership agreement of the Operating Partnership or (E) the issuance of shares of capital stock of the Company or partnership units of the Operating Partnership in connection with the acquisition of properties in the ordinary course of business.

(k) Qualification as a REIT. The Company will use its best efforts to meet the requirements to qualify, commencing with the taxable year ended December 31, 1997, as a REIT under the Code, subject to the fiduciary duties of the Board of Directors of the Company to manage the business of the Company in the best interest of its stockholders.

SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to Citigroup, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to Citigroup, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification or registration (or exemption therefrom) of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any term sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

(b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse each of the Underwriters for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, unless such termination was pursuant to the condition set forth in Section 5(h) and the failure to satisfy such condition was solely attributable to such Underwriter.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder, as to the Securities to be purchased at each Closing Time, are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus Supplement. The Registration Statement has become effective and at such Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus, as supplemented by the prospectus supplement relating to the offering of the Securities, shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act within the applicable time period prescribed for such filing by the regulations promulgated under the 1933 Act and in accordance with Section 3(a) hereof.

(b) Opinion of Counsel for the Company. At such Closing Time, Citigroup shall have received the favorable opinion, dated as of such Closing Time, of Goodwin Procter LLP, counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto.

(c) Opinion of General Counsel for the Company. At such Closing Time, Citigroup shall have received the favorable opinion, dated as of such Closing Time, of Frank D. Burt, Esq., General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto.

(d) Opinion of Counsel for Underwriters. At such Closing Time, Citigroup shall have received the favorable opinion, dated as of such Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters; provided, that such counsel’s opinion may state that such counsel is expressing no opinion or belief as to the compliance as to form of the documents incorporated by reference into the Registration Statement and Prospectus pursuant to Item 12 of Form S-3.

In giving the opinions described in paragraphs (b), (c) and (d) above, each counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the Commonwealth of Massachusetts, the federal law of the United States and the General Corporation Law of the State of Delaware and the Revised Uniform Limited Partnership Act of the State of Delaware, upon the opinions of counsel satisfactory to Citigroup. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

(e) Officers’ Certificate. At such Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, except as contemplated by the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and Citigroup shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company and appropriate officers of the Company, as General Partner, on behalf of the Operating Partnership, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of such Closing Time, (iii) the information incorporated by reference into the Prospectus is accurate in all material respects, (iv) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Time, and (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, Citigroup shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to Citigroup, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g) Bring-down Comfort Letter. At such Closing Time, Citigroup shall have received from PricewaterhouseCoopers LLP a letter, dated as of such Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such Closing Time.

(h) No Objection. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i) Lock-up Agreements. Each of the executive officers and directors of the Company set forth on Schedule F hereto shall have executed and delivered to Citigroup lock-up agreements containing substantially the same terms and conditions as are set forth in the first sentence of Section 3(j) hereof; such agreements shall not have been amended or revoked; and such agreements shall be in full force and effect.

(j) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating assigned to any debt securities or preferred stock issued or guaranteed by the Company or the Operating Partnership by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(k) Good Standing. Citigroup shall have received on and as of such Closing Time satisfactory evidence of the good standing of the Company and each of the Subsidiaries which owns material assets, each of which is set forth on Schedule G hereto, in their respective jurisdictions of organization and their good standing in such other jurisdictions as Citigroup may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(l) Additional Documents. At such Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to Citigroup and counsel for the Underwriters.

(m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Citigroup by notice to the Company at any time at or prior to such Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 9 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company and the Operating Partnership jointly agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information included in the Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of such Registration Statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A under the 1933 Act or (b) pursuant to paragraph (d) of Rule 434 under the 1933 Act, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company and the Operating Partnership by any Underwriter through Citigroup expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers. Each Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Citigroup expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The Company and the Operating Partnership acknowledge that the statements set forth in the last two paragraphs of the cover page and in the third, seventh, eighth, and ninth paragraphs under the caption “Underwriting” in the prospectus supplement to the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters expressly for use in the Registration Statement relating to the Securities as originally filed or in any amendment thereof, related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the applicable Underwriter or Underwriters, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, except that the indemnifying party shall be liable for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, however, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by this Section 6(d) effected without its written consent if (x) such indemnifying party reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable; and (y) such indemnifying party provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8. Default by any Underwriter. If one of the Underwriters shall fail at the Closing Time to purchase the Securities which it is obligated to purchase under this Agreement (the “Defaulted Securities”), the non-defaulting Underwriter shall have the right, within 24 hours thereafter, to make arrangements for such non-defaulting Underwriter, or one or more other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Underwriter shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased at the Closing Time, the non-defaulting Underwriter shall be obligated to purchase the full amount thereof; or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased at the Closing Time, this Agreement shall terminate without liability on the part of the non-defaulting Underwriter.

No action taken pursuant to this Section 8 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone such Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any of the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to Citigroup.

SECTION 10. Termination of Agreement.

(a) Termination; General. Citigroup may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Citigroup, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 9 shall survive such termination and remain in full force and effect.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Citigroup Global Markets Inc., 388 Greenwich Street, 32nd Floor, New York, New York 10013, attention of Mr. Doug Sesler; and notices to the Company and the Operating Partnership shall be directed to it at 111 Huntington Avenue, Boston, Massachusetts 02199, attention of Frank D. Burt, Esq. Notices given by telephone shall be confirmed in writing.

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between each of the Underwriters and the Company in accordance with its terms. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

BOSTON PROPERTIES, INC.

By:	/s/ Douglas T. Linde
Name:	Douglas T. Linde
Title:	Senior Vice President and Chief Financial Officer

BOSTON PROPERTIES LIMITED PARTNERSHIP

By:	Boston Properties, Inc., its general partner

By:	/s/ Douglas T. Linde
Name:	Douglas T. Linde
Title:	Senior Vice President and Chief Financial Officer

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.
MORGAN STANLEY & CO. INCORPORATED

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ John Todd
Name:	John Todd
Title:	Vice President

SCHEDULE A

Underwriter	Total Number of Securities to be Purchased
Citigroup Global Markets Inc.	4,560,000
Morgan Stanley & Co. Incorporated	1,140,000

Total	5,700,000

Sch A-1

SCHEDULE B

Capitalization of the Company

The total number of shares of all classes of capital stock which the Company has the authority to issue is 450,000,000 shares, consisting of (a) 250,000,000 shares of common stock, par value $.01 per share, (b) 150,000,000 shares of excess stock, par value $.01 per share, and (c) 50,000,000 shares of preferred stock, par value $.01 per share.

As of February 26, 2004, the Company had 99,675,020 shares of common stock outstanding.

Sch B-1

SCHEDULE C

Subsidiaries

101 Carnegie Center Associates

17M Associates

206 Associates Limited Partnership

210 Associates Limited Partnership

211 Associates Limited Partnership

500 Series LLC

90 Church Street Limited Partnership

Big Apple Associates Limited Partnership

Boston Properties LLC

Boston Properties Limited Partnership

Boston Properties Management, Inc.

Boston Properties TRS Inc.

BP 111 Huntington Ave LLC

BP 1333 New Hampshire Avenue LLC

BP 140 Kendrick Street LLC

BP 140 Kendrick Street Property LLC

BP 20 F Street Limited Partnership

BP 280 Park Avenue LLC

BP 280 Park Avenue Mezzanine LLC

BP 399 Park Avenue LLC

BP 45th Associates LLC

BP 8th Ave Associates LLC

BP Almaden Associates LLC

BP Belvidere LLC

BP Boylston Residential LLC

BP Crane Meadow L.L.C.

BP EC West LLC

BP EC1 Holdings LLC

BP EC2 Holdings LLC

BP EC3 Holdings LLC

BP EC4 Holdings LLC

BP Fourth Avenue L.L.C.

BP Gateway Center LLC

BP Hotel LLC

BP II LLC

BP III LLC

BP Lending LLC

BP Lex LLC

BP Management LP

Sch C-1

BP OFR LLC

BP Prucenter Acquisition LLC

BP Prucenter Development LLC

BP Realty New Jersey LLC

BP Reston Eastgate LLC

BP Supermarket LLC

BP Weston Quarry LLC

BP/CG Member I LLC

BP/CG Member II LLC

BP/CG Member III LLC

BP/CGCenter Acquisition Co. LLC

BP/CGCenter I LLC

BP/CGCenter II LLC

BP/CGCenter MM LLC

BP/CGCenter MM2 LLC

BP/CRF 265 Franklin Street Holdings LLC

BP/CRF 265 Franklin Street LLC

BP/CRF 265 Franklin Street Mezzanine LLC

BP/CRF 901 New York Avenue LLC

BP/DC Properties, Inc.

BP/DC REIT LLC

Cambridge Center West Associates Limited Partnership

Cambridge Group LLC

Carnegie 214 Associates Limited Partnership

Carnegie 504 Associates

Carnegie 506 Associates

Carnegie 508 Associates

Carnegie 510 Associates L.L.C.

Carnegie Center Associates

Decoverly Five Limited Partnership

Decoverly Four Limited Partnership

Decoverly Seven Limited Partnership

Decoverly Six Limited Partnership

Decoverly Two Limited Partnership

Democracy Associates Limited Partnership

Democracy Financing LLC

Discovery Square L.L.C.

East Pratt Street Associates Limited Partnership

Embarcadero Center Venture Associates

Embarcadero Center, Inc.

Four Embarcadero Center Venture

Gateway Center LLC

IXP Inc.

Sch C-2

Jones Road Development Associates LLC

Lexreal Associates Limited Partnership

LKE BP Fourth Avenue Limited Partnership

Market Square North Associates Limited Partnership

MGA Virginia 85-1 Limited Partnership

MGA Virginia 86-1 Limited Partnership

MGA Virginia 86-2 Limited Partnership

Montgomery Village Avenue Joint Venture Limited Partnership

New Dominion Technology Park II LLC

New Dominion Technology Park LLC

No. 1 Times Square Development LLC

No. 5 Times Square Development LLC

Ocean View Development Company Limited Partnership

One Embarcadero Center Venture

One Freedom Square, L.L.C.

Pratt Street Financing, LLC

Princeton 202 Associates Limited Partnership

Princeton Childcare Associates Limited Partnership

Reston Corporate Center Limited Partnership

Reston Town Center Office Park Phase One Limited Partnership

Reston VA 939, LLC

School Street Associates Limited Partnership

SCV Partners

Southwest Market Limited Partnership

Square 36 Office Joint Venture

Square 407 Limited Partnership

Stony Brook Associates LLC

The Double B Partnership

The Metropolitan Square Associates LLC

Three Embarcadero Center Venture

Tower Oaks Financing LLC

Two Freedom Square L.L.C.

Washingtonian North Associates Limited Partnership

Sch C-3

SCHEDULE D

Ownership of Subsidiaries

The following Subsidiaries, which are corporations and partnerships, are not wholly-owned by the Company, and the Company has an equity interest in the Subsidiaries listed below in the percentages indicated:

Boston Properties Limited Partnership (77.1%)

Boston Properties Management, Inc. (1% voting, 95% economic interest)

Montgomery Village Avenue Joint Venture Limited Partnership (75%)

Square 407 Limited Partnership (50%)

The Double B Partnership (35.71%)

BP/DC Properties, Inc. (110 shares of Series A Cumulative Redeemable Preferred Stock are owned by certain other accommodation shareholders.)

All shares and interests in the Subsidiaries that are corporations and partnerships owned by the Company are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

Sch D-1

SCHEDULE E

Registration Rights

The Company has granted rights pursuant to the following agreements to have the Company’s securities registered under the 1933 Act:

(a) Registration Rights and Lock-Up Agreement by and among Boston Properties, Inc. and the certain shareholders of Boston Properties Inc. or partners of Boston Properties Limited Partnership named therein dated as of June 23, 1997, as amended.

(b) Lock-Up and Registration Rights Agreement by and among Boston Properties, Inc., Boston Properties Limited Partnership and Kenvic Associates dated as of November 21, 1997, as amended.

(c) Registration Rights and Lock-Up Agreement by and among Boston Properties, Inc. and certain limited partners of Boston Properties Limited Partnership dated as of February 1, 1998.

(d) Registration Rights and Lock-Up Agreement by and between Boston Properties, Inc. and 1301 New York Avenue Limited Liability Company dated as of May 8, 1998.

(e) Registration Rights and Lock-Up Agreement by and among Boston Properties, Inc. and certain limited partners of Boston Properties Limited Partnership dated as of May 28, 1998.

(f) Registration Rights and Lock-Up Agreement by and among Boston Properties, Inc., Boston Properties Limited Partnership and the Persons named therein dated as of June 30, 1998, as amended.

(g) Registration Rights Agreement by and among Boston Properties, Inc., Strategic Value Investors II, LLC and The Prudential Insurance Company of America dated as of July 2, 1998.

(h) Registration Rights and Lock-Up Agreement by and among Boston Properties, Inc. and certain limited partners of Boston Properties Limited Partnership dated as of July 9, 1998.

(i) Registration Rights and Lock-Up Agreement by and among Boston Properties, Inc., G. David Cheek and Bruce S. Lane dated as of July 21, 1998.

Sch E-1

(j) Registration Rights and Lock-Up Agreement by and between Boston Properties, Inc. and Reservoir Place Limited Partnership Associates dated as of November 3, 1998.

(k) Registration Rights and Lock-Up Agreement by and among Boston Properties, Inc., Boston Properties Limited Partnership and the Persons named therein dated as of November 12, 1998, as amended.

(l) Lock-Up and Registration Rights Agreements by and among Boston Properties, Inc., Boston Properties Limited Partnership and the Persons named therein dated as of January 1, 1999, as amended.

(m) Registration Rights Agreement by and between Boston Properties, Inc. and The Prudential Insurance Company of America dated as of February 10, 1999.

(n) Lock-Up and Registration Rights Agreement by and among Boston Properties, Inc., Boston Properties Limited Partnership and the Persons named therein dated as of March 26, 1999.

(o) Registration Rights and Lock-Up Agreement by and among Boston Properties, Inc., Boston Properties Limited Partnership and the Persons named therein dated as of April 30, 1999.

(p) Registration Rights Agreement by and between Boston Properties, Inc. and The Prudential Insurance Company of America dated as of May 24, 1999.

(q) Registration Rights and Lock-Up Agreement by and among Boston Properties, Inc., Boston Properties Limited Partnership and the Persons named therein dated as of March 1, 2000.

(r) Registration Rights Agreement by and between Boston Properties, Inc. and The Prudential Insurance Company of America dated as of August 22, 2000.

(s) Registration Rights and Lock-Up Agreement by and among Boston Properties, Inc. and certain limited partners of Boston Properties Limited Partnership dated as of December 11, 2000.

(t) Registration Rights and Lock-Up Agreement by and among Boston Properties, Inc. and Ceppeto Enterprises LLC and Ceppeto Skyline Holding LLC undated (20).

(u) Lock-Up and Registration Rights Agreement by and among Boston Properties, Inc., Boston Properties Limited Partnership and the Persons named therein dated as of June 19, 2000.

Sch E-2

(v) Lock-Up and Registration Rights Agreement by and among Boston Properties, Inc., Boston Properties Limited Partnership and the Persons named therein dated as of May 29, 2002.

(w) Registration Rights Agreement by and among Boston Properties, Inc., Boston Properties Limited Partnership and the Persons named therein dated as of July 8, 2002.

(x) Registration Rights Agreement by and among Boston Properties, Inc., Boston Properties Limited Partnership and Perseverance Associates L.P., PIC Realty Corporation and The Prudential Insurance Company of America dated as of July 8, 2002.

Sch E-3

SCHEDULE F

Parties Subject to Lock-Up Agreements

Lawrence S. Bacow

Robert E. Burke

Frank D. Burt

William M. Daley

Arthur S. Flashman

Bryan J. Koop

Alan B. Landis

Mitchell S. Landis

Douglas T. Linde

Edward H. Linde

E. Mitchell Norville

Alan J. Patricof

Robert E. Pester

Raymond A. Ritchey

Richard E. Salomon

Robert E. Selsam

Martin Turchin

David A. Twardock

Mortimer B. Zuckerman

Sch F-1

SCHEDULE G

Certain Subsidiaries

17M Associates

206 Associates Limited Partnership

210 Associates Limited Partnership

211 Associates Limited Partnership

500 Series LLC

Big Apple Associates Limited Partnership

Boston Properties LLC

Boston Properties Limited Partnership

Boston Properties Management, Inc.

BP 111 Huntington Ave LLC

BP 1333 New Hampshire Avenue LLC

BP 140 Kendrick Street Property LLC

BP 280 Park Avenue LLC

BP 399 Park Avenue LLC

BP Almaden Associates LLC

BP Boylston Residential LLC

BP Crane Meadow LLC

BP EC West LLC

BP Fourth Avenue, L.L.C

BP Gateway Center LLC

BP II LLC

BP III LLC

BP Lex LLC

BP Management LP

BP OFR LLC

BP Prucenter Acquisition LLC

BP Prucenter Development LLC

BP Reston Eastgate LLC

BP Supermarket LLC

BP Weston Quarry LLC

BP/CGCenter I LLC

BP/CGCenter II LLC

BP/CRF 265 Franklin Street LLC

BP/CRF 901 New York Avenue LLC

BP/DC Properties, Inc.

BP/DC REIT LLC

Cambridge Center West Associates Limited Partnership

Cambridge Group LLC

Sch G-1

Carnegie 214 Associates Limited Partnership

Carnegie 510 Associates L.L.C.

Decoverly Five Limited Partnership

Decoverly Four Limited Partnership

Decoverly Seven Limited Partnership

Decoverly Six Limited Partnership

Decoverly Two Limited Partnership

Democracy Associates Limited Partnership

Discovery Square L.L.C.

East Pratt Street Associates Limited Partnership

Gateway Center LLC

Lexreal Associates Limited Partnership

MGA Virginia 85-1 Limited Partnership

MGA Virginia 86-1 Limited Partnership

MGA Virginia 86-2 Limited Partnership

Montgomery Village Avenue Joint Venture Limited Partnership

New Dominion Technology Park LLC

No. 1 Times Square Development LLC

No. 5 Times Square Development LLC

Ocean View Development Company Limited Partnership

One Freedom Square, L.L.C.

Princeton 202 Associates Limited Partnership

Princeton Childcare Associates Limited Partnership

Reston Corporate Center Limited Partnership

Reston Town Center Office Park Phase One Limited Partnership

Reston VA 939, LLC

School Street Associates Limited Partnership

Square 407 Limited Partnership

Stony Brook Associates LLC

The Metropolitan Square Associates LLC

Two Freedom Square L.L.C.

Washington North Associates Limited Partnership

Sch G-2

EXHIBIT A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the applicable Delaware Statute.

2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

3. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on Schedule A-1 hereto.

4. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the applicable Delaware Statute.

5. The Operating Partnership has partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

6. The Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each jurisdiction set forth on Schedule A-1 hereto.

7. Each Subsidiary is validly existing as a general or limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of the jurisdiction of its organization, has partnership, limited liability company or corporate power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign partnership or corporation to transact business and is (in the case of corporations, limited liability companies and limited partnerships) in good standing in each jurisdiction set forth on Schedule A-1 hereto; assuming receipt of consideration therefor as provided in the applicable resolutions authorizing issuance thereof by the board of directors of each such Subsidiary that is a corporation, all of the issued and outstanding capital stock of each such Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable; assuming receipt of consideration therefor as provided in the applicable resolutions authorizing issuance thereof by the board of directors of the general partner or managing member of each such Subsidiary that is a limited partnership or limited liability company, all of the limited partnership or limited liability company interests in each such Subsidiary that is a limited partnership or limited liability company are validly issued and fully paid; except as otherwise disclosed in the Registration Statement, all such shares and interests are owned by the Company, directly or through one or more subsidiaries, and are owned, to such counsel’s knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock, partnership interests or limited liability company interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary arising under the Delaware Statutes, the organizational documents of the relevant Subsidiary or any contract filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2003.

8. The amount of authorized capital stock of the Company is as set forth in Schedule B annexed to the Underwriting Agreement. Assuming receipt of consideration therefor as provided in the applicable resolutions authorizing issuance thereof by the board of directors of the Company, the shares of issued and outstanding capital stock of the Company issued prior to such Closing Time have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company as of such Closing Time was issued in violation of preemptive or other similar rights arising under the Delaware Statutes, or the charter or by-laws of the Company or any contract filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2003.

9. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein will be validly issued, fully paid and non-assessable.

10. The issuance of the Securities is not subject to preemptive or other similar rights arising under Delaware General Corporation Law, the charter or by-laws of the Company or by any contract filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2003.

11. Assuming receipt of consideration therefor as provided in the applicable actions authorizing issuance thereof of the general partner of the Operating Partnership, the issued and outstanding OP Units have been duly authorized for issuance by the Operating Partnership to the holders thereof, and are validly issued and fully paid. Assuming the truth and accuracy of the representations made to the Company and the Operating Partnership by each person or entity that has acquired OP Units, the offering, issuance and sale of the OP Units that have been offered, issued and sold at or prior to such Closing Time have been registered under, or are exempt from the registration requirements of, the 1933 Act and the 1933 Act Regulations.

12. The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

13. Such counsel has been telephonically advised by a member of the staff of the Commission that the Registration Statement was declared effective under the 1933 Act; any required filing of the Prospectus (including, without limitation, the prospectus supplement relating to the offering of the Securities) pursuant to Rule 424(b) under the 1933 Act has been made in the manner and within the time period required by Rule 424(b) under the 1933 Act; and, to such counsel’s knowledge, based on telephonic advice of the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

14. The Registration Statement, including the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (in each case including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, but other than the financial statements and supporting schedules and the financial or statistical data included therein or omitted therefrom and the exhibits to the Registration Statement and the documents incorporated by reference therein, as to which no opinion need be rendered) appear on their face to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

15. The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements and with any applicable requirements of the charter and by-laws of the Company.

16. To such counsel’s knowledge, there are no legal or governmental proceedings pending to which the Company, the Operating Partnership or any Subsidiary is a party or to which any property of the Company, the Operating Partnership or any Subsidiary is subject that are required to be disclosed in the Prospectus pursuant to Item 103 of Regulation S-K under the 1933 Act that are not so disclosed.

17. The statements in the Prospectus under the captions “Description of Preferred Stock”, “Description of Common Stock”, “Description of Warrants”, “Restrictions on Transfer” and “Certain Provisions of Delaware Law and Our Charter and Bylaws”, to the extent that such statements constitute matters of law, summaries of legal matters, the Company’s charter and by-laws or legal proceedings, or legal conclusions, have been reviewed by such counsel and are correct in all material respects.

18. To such counsel’s knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not so described.

19. To such counsel’s knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto.

20. No Governmental Approval (other than under the 1933 Act and the 1933 Act Regulations, which have been or will be obtained, or as may be required under the securities or blue sky laws of any jurisdictions, as to which no opinion need be rendered) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance or sale of the Securities.

21. To such counsel’s knowledge, except as disclosed in the Prospectus, there are no registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act as a result of the filing or effectiveness of the Registration Statement.

22. The Company is not and will not be upon completion of the sale of the Securities and the application of the net proceeds thereof as described in the Prospectus, an “investment company,” as such term is defined in the 1940 Act.

23. The Rights under the Company’s Shareholder Rights Plan to which holders of the Securities will be entitled have been duly authorized.

24. Such counsel’s opinion filed as Exhibit 5 to the Registration Statement is reaffirmed as of such Closing Time, subject to the limitations and qualifications set forth therein.

25. Commencing with the Company’s initial taxable year ended December 31, 1997 and through such Closing Time, the Company has been and is organized in conformity with the requirements for qualification as a “real estate investment trust” under the Code, and its method of operation has enabled and will enable it to meet the requirements for qualification as a “real estate investment trust” under the Code, provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code necessary for such qualification

26. The statements in the Prospectus Supplement under the caption “United States Federal Income Tax Consequences” to the extent that such statements constitute matters of law or legal conclusions, have been reviewed by such counsel and are correct in all material respects, and such counsel’s opinion set forth under “United States Federal Income Tax Consequences” is confirmed.

Such counsel, in a separate letter, shall also state that such counsel has participated in the preparation of the Registration Statement and the Prospectus and, without assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto and have made no independent check or verification thereof, on the basis of such counsel’s participation (relying as to facts necessary to the determination of materiality upon the statements of officers and other representatives of the Company), no facts have come to such counsel’s attention that cause such counsel to believe that the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, at the time such Prospectus was issued, at the time any such amended or supplemented Prospectus was issued and at any Closing Time, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that such counsel need express no statement as to financial statements, schedules and other financial or statistical data contained in or excluded from the Registration Statement or the Prospectus or the exhibits to the Registration Statement.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

For purposes of such opinion, (a) “Governmental Approval” means any consent, approval, order or decree, license, authorization or validation of, or filing with, any

Governmental Authority pursuant to Applicable Laws, (b) “Governmental Authority means any United States, Massachusetts or Delaware executive, legislative, judicial, administrative or regulatory body, (c) “Applicable Laws” means those laws, rules and regulations of the United States of America, the Commonwealth of Massachusetts and the Delaware General Corporation Law and Delaware Revised Uniform Limited Partnership Act that, in such counsel’s experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement; provided, that such counsel expresses no opinion to (i) the “blue sky” or state securities laws or real estate syndication laws of any jurisdiction or (ii) municipal laws or the laws of any agencies within any state and (d) “Delaware Statutes” means the Delaware General Corporation Law (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution), the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act.

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to Citigroup.

SCHEDULE A-1

JURISDICTIONS

(b)	Boston Properties, Inc., a Delaware corporation authorized to do business in:

(i)	California
(ii)	Maryland
(iii)	Massachusetts
(iv)	New Jersey
(v)	New York
(vi)	Pennsylvania
(vii)	Virginia
(viii)	Washington, D.C.

(c)	Boston Properties Limited Partnership, a Delaware limited partnership authorized to do business in:

(i)	California
(ii)	Massachusetts
(iii)	Maryland
(iv)	New Jersey
(v)	New York
(vi)	Pennsylvania
(vii)	Virginia
(viii)	Washington, D.C.

(d)	Boston Properties LLC, a Delaware limited liability company authorized to do business in:

(i)	California
(ii)	Maryland
(iii)	Massachusetts
(iv)	New Jersey
(v)	New York
(vi)	Virginia
(vii)	Washington, D.C.

Sch A-1-1

(e)	Boston Properties Management, Inc., a Delaware corporation authorized to do business in:

(i)	Maryland
(ii)	Massachusetts
(iii)	New Jersey
(iv)	Pennsylvania
(v)	Virginia
(vi)	Washington, D.C.

(f)	BP Lex LLC, a Delaware limited liability corporation authorized to do business in:

(i)	New York

(g)	BP Management, L.P., a Delaware limited partnership authorized to do business in:

(i)	California
(ii)	Maryland
(iii)	Massachusetts
(iv)	New Jersey
(v)	New York
(vi)	Pennsylvania
(vii)	Virginia
(viii)	Washington, D.C.

(h)	BP II LLC, a Delaware limited liability corporation

(i)	BP/CGCenter I LLC, a Delaware limited liability company authorized to do business in:

(i)	New York

(j)	BP/CGCenter II LLC, a Delaware limited liability company authorized to do business in:

(i)	New York

Sch A-1-2

EXHIBIT B

FORM OF OPINION OF GENERAL COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(c)

(1) None of the outstanding shares of capital stock, partnership interests or limited liability company interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary arising under the business corporation, limited liability company, limited partnership or general partnership laws of their respective jurisdictions of organization, their respective organizational documents or any contract known to such counsel.

(2) To the best knowledge of such counsel, neither the Company nor any Subsidiary is in violation of its organizational documents and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument that is filed or incorporated by reference as an exhibit to the Registration Statement.

(3) The execution, delivery and performance of this Underwriting Agreement and the consummation of the transactions contemplated in this Underwriting Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use Of Proceeds”) and compliance by the Company and the Operating Partnership with its obligations under this Underwriting Agreement have been duly authorized by all necessary corporate or partnership action, as the case may be, and except as otherwise described in the Prospectus, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Underwriting Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the Company or any Subsidiary, or any applicable law, administrative regulation or administrative or court decree (except where such violation of applicable law or administrative regulation or administrative or court decree will not result in a Material Adverse Effect).

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to Citigroup.

B-1